Exhibit 99.1

Northstrive Biosciences Strengthens IP Portfolio with New US Patent Filings for EL-22 and EL-32 Programs Covering Obesity and Animal Health

Newport Beach, CA – April 29, 2025 – Northstrive Biosciences Inc. (“Northstrive”), a subsidiary of PMGC Holdings Inc. (NASDAQ: ELAB) (the “Company,” “PMGC,” “we,” or “our”), today announced the filing of four novel patent applications for its two candidates EL-22 and EL-32. These patent applications cover the animal market, as well as treating muscle loss in obese patients, both as standalone and combination therapies alongside GLP-1 receptor agonists.

The Company filed the following four patents today:

●	EL-22 in Animals: Fusion Protein of Myo-2 for Use in Encouraging Muscle Growth in Animals (Patent Application No. 19/191,246).

●	EL-32 in Obesity as Monotherapy and Combination with GLP-1: Updated patent filings for Pharmaceutical Composition for Treatment of Muscle Loss Due to Obesity Treatments (Patent Application No. 19/191,209), and Combination Therapy for Treatment of Muscle Loss Due to Obesity Treatments utilizing GLP-1 receptor agonists (Patent Application No. 19/191,226).

●	EL-32 in Animals: Animal Feed Additive to Encourage Muscle Growth (Patent Application No. 19/191,258).

The Company believes these newly filed patent applications support the development of Northstrive’s engineered probiotic platform, designed to advance human obesity care by preserving muscle mass while reducing fat mass, with additional potential applications in animal health.

“We believe that EL-22 and EL-32 have the potential to treat obesity in combination with GLP-1 receptor agonists, while also serving as the foundation to a potential range of animal health products”, said Deniel Mero, Co-Founder of Northstrive. “These patent applications strengthen our IP portfolio as we advance on our mission transform the standard of care for obesity and break into the animal health market.”

Northstrive’s patent portfolio now includes 8 patent applications and 5 issued patents that provide adequate protection in focus markets, including the USA, Japan, China and Korea.

Licensed Product / Nation	Patent Application Serial No.	Title:
EL-32 USA	US 18/627,462	Pharmaceutical composition for alleviation, treatment, and prevention of sarcopenia containing microorganism transformed with cell surface display vector operably linked with gene encoding myostatin and activin A proteins as active ingredient

EL-32 Korea	10-2022-0136606	A pharmaceutical composition for alleviation, treatment and prevention of sarcopenia containing a microorganism transformed with a vector expressing myostatin and activin A on the cell surface as an active ingredient

EL-22 USA	US 18/895,501	Fusion Protein of Myo-2 for Use in Treating Muscle Loss in Obese Patients
EL-22 USA	US 18/895,519	Combination Therapy of a Fusion Protein of Myo-2 with a GLP-1 Receptor Agonist for Use in Treating Muscle Loss in Obese Patients

EL-22 (Animals) USA	US 19/191,246	Fusion Protein of Myo-2 for Use in Encouraging Muscle Growth in Animals

EL-32 USA	US 19/191,209	Pharmaceutical Composition for Treatment of Muscle Loss Due to Obesity Treatments

EL-32 USA	US 19/191,226	Combination Therapy for Treatment of Muscle Loss Due to Obesity Treatments utilizing GLP-1 receptor agonists

EL-32 (Animals) USA	19/191,258	Animal Feed Additive to Encourage Muscle Growth

Patent No.	Registration No.	Title:
EL-22 Korea	10-0857861-0000	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Thereof

EL-22 Korea	10-0872042-0000	Cell Surface Expression Vector of Myostatin and Microorganisms Transformed Thereby

EL-22 USA	US 8470551	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Thereof

EL-22 Japan	US 5634867	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Thereof

EL-22 China	ZL200780101116.2	Surface Expression Vector for Fusion Protein of Myo-2 Peptide Multimer and Myostatin, and Microorganism Transformed by Thereof

About Northstrive Biosciences Inc.

Northstrive Biosciences Inc., a PMGC Holdings Inc. company, is a biopharmaceutical company focusing on the development and acquisition of cutting-edge aesthetic medicines. Northstrive’s lead asset, EL-22, leverages an engineered probiotic approach to address obesity’s pressing issue of preserving muscle while on weight loss treatments, including GLP-1 receptor agonists. For more information, please visit www.northstrivebio.com.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. Currently, our portfolio consists of three wholly owned subsidiaries: Northstrive Biosciences Inc., PMGC Research Inc., and PMGC Capital LLC. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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